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                                                                    EXHIBIT 10.4

                              NEI WEBWORLD, INC.
                            1997 STOCK OPTION PLAN


     On March   , 1997, the Board of Directors of NEI WebWorld, Inc., a Texas
corporation (the "Company"), adopted, and the shareholders of the Company approved, the following 1997 Stock Option Plan:

          1. PURPOSE. The purpose of the Plan is to provide Employees with a proprietary interest in the Company through the granting of options. Options granted hereunder may either be Incentive Options or Nonqualified Options, at the discretion of the Board of Directors and as reflected in the terms of an option agreement.

          2. ADMINISTRATION. The Plan will be administered by the Board of Directors of the Company.

          3. PARTICIPANTS. The Board of Directors shall, from time to time, select the particular Employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

          4. STOCK OWNERSHIP LIMITATION. No Incentive Option may be granted to a Employee who owns more than 10% of the voting power of all classes of stock of the Company or its Parent or Subsidiaries. This limitation will not apply if the option price is at least 110% of the fair market value of the stock at the time the option is granted and the option is not exercisable more than five years from the date it is granted.

          5. SHARES SUBJECT TO PLAN. The Board may not grant options under the Plan for more than 350,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if deemed appropriate by the Board, any stock dividend, stock split, share combination, recapitalization or the like, of or by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

          6. LIMITATION ON AMOUNT. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock which any Employee is first eligible to purchase in any calendar year by exercise of Incentive Options granted under this Plan and all incentive stock option plans of the Company or its Parent or Subsidiaries shall not exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant
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     of each option) of the stock purchasable by exercise of an Incentive Option
     (or an installment thereof) shall be counted against the $100,000 annual limitation for a Employee only for the calendar year such stock is first purchasable under the terms of the option. In no event shall options be granted to any one Employee to purchase more than 50,000 shares.

          7. ALLOTMENT OF SHARES. The Board shall determine the number of shares of Common Stock to be offered from time to time by grant of options to members of management of the Company. The grant of an option to a Employee shall not be deemed either to entitle the Employee to, or to disqualify the Employee from, participation in any other grant of options under the Plan.

          8. GRANT OF OPTIONS. All options under the Plan shall be granted by the Board. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, but not inconsistent with the Plan, including provisions that may be necessary to assure that the option is an incentive stock option under the Internal Revenue Code. The Company shall execute stock option agreements upon instruments from the Board.

          9. OPTION PRICE. The option price shall be determined by the Board. In the case of any Incentive Options, the option price shall not be less than 100% of the fair market value per share of the Common Stock on the date the option is granted. The Board shall determine the fair market value of the Common Stock on the date of grant, and shall set forth the determination in its minutes, using any reasonable valuation method.

          10. OPTION PERIOD. The Option Period will begin on the date the option is granted, which will be the date the Board authorizes the option unless the Board specifies a later date. No option may terminate later than 10 years from the later of (i) the date the option is granted or (ii) the date on which the option is first exercisable. The Board may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine. The Board may provide for termination of the option in the case of termination of employment or any other reason.

          11. RIGHTS IN EVENT OF DEATH OR DISABILITY. If a participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while in the employ of the Company, but prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option agreement may provide that it may be exercised, to the extent of the shares

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     with respect to which the option could have been exercised by the participant on the date of the participant's death or disability, by (i) the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant in the event of the participant's death, or (ii) the participant or his personal representative in the event of the participant's disability, provided the option is exercised prior to the date of its expiration or not more than one year from the date of the participant's death or disability, whichever occurs first. The date of disability of a participant shall be determined by the Company.

          12. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

          13. EXERCISE OF OPTION. Options granted under the Plan may be exercised during the Option Period, at such times, in such amounts, in accordance with such terms and subject to such restrictions as are set forth in the applicable stock option agreements. In no event may an option be exercised or shares be issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

          14. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

          15. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. During a participant's lifetime, options granted to a participant may be exercised only by the participant.

          16. INTERPRETATION. The Board shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board may rescind and amend its rules and regulations.

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          17.  AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that any amendment that would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities that may be issued under the Plan, or (c) materially modify the requirements of eligibility for participation in the Plan must be approved by the stockholders of the Company.

          18. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any officer or Employee any right to be granted an option to purchase Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company and then only to the extent and on the terms and conditions expressly set forth therein.

          19. TERM. Unless sooner terminated by action of the Board, the Plan will terminate on February 28, 2007. The Board may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

          20. DEFINITIONS. for the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          (a) "Plan" means this 1997 Stock Option Plan as amended from time to time.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

          (d) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

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          (e) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (f) "Option Period" means the period during which an option may be exercised.

          (g) "Incentive Option" means an option granted under the Plan which meets the requirements of Section 422 of the Internal Revenue Code.

          (h) "Nonqualified Option" means an option granted under the Plan which is not intended to be an Incentive Option.

          (i) "Employee" means any person, including officers and directors employed by the Company or any Parent or Subsidiary.

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